Exhibit 32.2


                                 CANDIE'S, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Candie's Inc. (the "Company") on Form 10-Q for the period ending July 31, 2004 (the "Report"), I, Richard Danderline, Executive Vice President - Finance and Operations of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Richard Danderline
-------------------------------------
Richard Danderline
Executive Vice President - Finance and Operations
(principal financial officer)

September 14, 2004